Exhibit 99.1

COPANO ENERGY, L.L.C.

NON-EXECUTIVE DIRECTOR COMPENSATION*

	ANNUAL RETAINER (CHAIRMAN)	ANNUAL RETAINER (MEMBER)	MEETING FEES

BOARD OF DIRECTORS	$50,000	$30,000	NONE

AUDIT COMMITTEE	$12,000	$4,000	$1,500

COMPENSATION COMMITTEE	$6,000	NONE	$1,000

CONFLICTS COMMITTEE	$6,000	NONE	$1,000

NOMINATING AND GOVERNANCE COMMITTEE	$6,000	NONE	$1,000

EQUITY COMPENSATION FOR ALL NON-EXECUTIVE DIRECTORS:

▪	Initial grant of 6,000 Restricted Units

▪	Grant of 3,000 Restricted Units in November of each year

▪	Units vest in equal one-third increments over three years on November 16 of each year

ANNUAL RETAINER FOR CHAIRMAN OF THE BOARD:

▪	Award is effective January 1 of each year, in payment of services for that year

▪	Settled with unit awards under Copano Energy, L.L.C. Long-Term Incentive Plan

▪
Number of units to be awarded is determined by dividing (a) the amount of the retainer payment, by (b) the “fair market value” of a common unit on the trading day preceding the date the award is effective.

*	Effective November 17, 2010.